EXHIBIT (9)(c)

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                            TRANSFER AGENCY AGREEMENT

         AGREEMENT made this 9th day of January,  1996, between Schroder Capital
Funds  (Delaware)  (the  "Fund"),  and  Forum  Financial  Corp.  ("FFC"),   both
corporations organized under the laws of the State of Delaware.

         WHEREAS, the Fund is registered under the Investment Company Act of 1940 as an open-end management investment company and is authorized to issue shares of common stock in separate series and classes;

         WHEREAS, the Fund currently consists of each series listed in Appendix A hereto;

         WHEREAS, the Fund desires that FFC perform certain transfer agency and related services for each series of the Fund, and class thereof, that currently exists or in the future may be created, and FFC is willing to perform those services on the terms and conditions set forth in this Agreement; and

         WHEREAS, FFC has agreed to act as transfer agent for the purpose of recording the transfer, issuance and redemption of Shares of the Fund, transferring the Shares of the Fund, disbursing dividends and other distributions to Shareholders, filing various tax forms, mailing shareholder information and receiving and responding to various shareholder inquiries;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

          SECTION 1. APPOINTMENT. The Fund hereby appoints FFC as its Transfer Agent and FFC agrees to act in such capacity upon the terms set forth in this Agreement.

          SECTION 2. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow:

                    a)  ACT: The term Act shall mean the Investment Company Act of 1940, as amended from time to time.

                    b) BOARD: The term Board shall mean the Board of Trustees of the Fund.

                    c) CLASS: The term Class shall mean any future classes of each Series listed in Appendix A or any class of any Series that the Fund shall subsequently establish.

                    d) CUSTODIAN; CUSTODIAN AGREEMENT: The term Custodian shall mean Chase Manhattan Bank, NA; or any successor or other custodian acting as such for any current or future Series of the Fund. The term Custodian Agreement shall mean the agreement or agreements between the Fund and the Custodian or Custodians providing for custodial services to the Fund.


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                    e)   FUND:  The term Fund shall mean Schroder  Capital Funds
                         (Delaware).

                    f) FUND ACCOUNTANT. The term Fund Accountant shall mean FFC or any successor thereto that is responsible for calculating the Fund's net asset value and maintaining its accounting books and records.

                    g) FUND BUSINESS DAY: The term Fund Business Day shall mean each day that the New York Stock Exchange is open for trading (which excludes the following national business holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day).

                    h) ORAL INSTRUCTION: The term Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FFC in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by FFC to be a person or persons authorized by a resolution of the Board of Trustees of the Fund to give Oral Instructions on behalf of the Fund. Each Oral Instruction shall specify whether it is applicable to all of the Fund or to a specific Series or Class.

                    i) PROSPECTUS: The term Prospectus shall mean the then current prospectus forming a part of an effective Registration Statement of the Fund under the Securities Act of 1933, as amended, and the Act covering the Shares of a Series or Class as the case may be, as the same may be amended or supplemented from time to time.

                    j) SERIES: The term Series shall mean each series listed in Appendix A or any series that the Fund shall subsequently establish.

                    k) SHARE CERTIFICATES: The term Share Certificates shall mean the certificates evidencing ownership of Shares of a series or class.

                    l) SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the share registry records of the Fund.

                    m) SHARES: The term Shares shall mean the issued and outstanding shares of common stock of the Fund, or any series or class of the Fund, including any fractions thereof.

                    n) VALUATION TIME: The term Valuation Time shall mean, with respect to each Series, the time at which the Series' net asset value is calculated, as disclosed in the Series' Prospectus.

                    o) WRITTEN INSTRUCTIONS: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FFC in original writing containing original signatures, or a copy of such document transmitted by facsimile, including transmission of such signature, or other mechanical or documentary


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                         means at the request of a person or persons  reasonably
                         believed in good faith by FFC to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Fund. Each Written Instruction shall specify whether it is applicable to all of the Fund or a specific Series or Class.

         SECTION 3. SHARE CERTIFICATES. The Fund shall furnish to FFC a supply of blank Share Certificates of each Class of each Series and, from time to time, will renew such supply upon FFC's request. Blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized to sign by the by-laws of the Fund and, if required by FFC, shall bear the Fund's seal or a facsimile thereof.

         SECTION 4. ISSUANCE OF SHARES. FFC shall make original issues of Shares of each Class of each Series in accordance with Section 11, and the Fund's then current Prospectus, upon receipt of (i) Written Instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Fund's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Fund of an appropriate notice with the Securities and Exchange Commission, as required by Rule 24f-2 under the Act. If the opinion described in (iv) above is contingent upon a filing under Rule 24f-2, the Fund shall fully indemnify FFC for any liability arising from the failure of the Fund to comply with that rule.

         SECTION 5. TRANSFER OF SHARES. Transfers of Shares of each Class of each Series shall be registered on the Shareholder records maintained by FFC. In registering transfers of Shares, FFC may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of FFC's counsel, protect FFC and the Fund from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, FFC will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

         SECTION 6. ISSUANCE AND TRANSFER OF SHARE CERTIFICATES. Subject to the provisions of Section 8, new Share Certificates shall be issued by FFC upon surrender of outstanding Share Certificates in the form deemed by FFC to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. FFC shall forward Share Certificates in "non-negotiable" form by first-class or registered mail, or by whatever means FFC deems equally reliable and expeditious. While in transit to the addressee, all deliveries of Share Certificates shall be insured as FFC deems appropriate. FFC shall not mail Share Certificates in "negotiable" form unless requested in writing by the Fund and fully indemnified by the Fund to FFC's satisfaction. FFC may issue new Share Certificates in place of those lost, destroyed or stolen, upon receiving indemnity satisfactory to FFC, and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates as FFC deems appropriate. Unless otherwise directed by the Fund, FFC may issue or register Share Certificates reflecting the signature, or facsimile thereof,

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of an officer who has died, resigned or been removed by the Fund. The Fund shall file promptly with FFC approval, adoption or ratification of such action as may be required by law or FFC. All share certificates submitted for transfer or replacement shall be marked "cancelled" or destroyed by FFC following the issuance in lieu of the Share Certificate of a new or replacement Share Certificate or shares not evidenced by a Share Certificate.

         SECTION 7. MAINTENANCE OF STOCK RECORDS. FFC shall maintain customary stock registry records for each Class of each Series, noting the issuance, transfer or redemption of Shares and the issuance and transfer of Share Certificates. FFC will also maintain for each Class of each Series an account entitled "Unissued Certificate Account" (or similar name) in which it will record the Shares issued and outstanding from time to time for which issuance of Share Certificates has not been requested. FFC is authorized to keep records for each Class of each Series, containing the names and addresses of record of Shareholders, and the number of Shares from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder account will be assigned a single account number for each Class of each Series, even though Shares for which Certificates have been issued will be accounted for separately.

         SECTION 8. RECORDS REFLECTING ISSUANCES AND REDEMPTIONS. FFC shall issue Share Certificates for Shares only upon receipt of a written request from a Shareholder. If Shares are purchased without such request, FFC shall merely note on its stock registry records the issuance of the Shares and credit the Unissued Certificate Account and the respective Shareholders' accounts with the Shares. Whenever Shares owned by Shareholders are surrendered for redemption, FFC shall make appropriate entries in the stock transfer records and debit the Unissued Certificate Account, if appropriate, and the record of issued Shares outstanding; and shall cancel any Share Certificate surrendered for redemption.

         SECTION 9. RELIANCE BY FFC. In performing its duties hereunder, FFC may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed or authorized by a duly-authorized person or persons, or by the Fund, or upon the advice of counsel for the Fund or for FFC. FFC may record any transfer of Share Certificates which it reasonably believes in good faith to have been duly-authorized, or may refuse to record any transfer of Share Certificates if, in good faith, it deems such refusal necessary in order to avoid any liability on the part of either the Fund or FFC. The Fund agrees to indemnify and hold harmless FFC from and against any and all losses, claims, damages, liabilities or expenses that it may suffer or incur by reason of such good faith reliance, action or failure to act.

         SECTION 10. INSPECTION OF RECORDS. FFC shall notify the Fund of any request or demand for the inspection of the Fund's share records. FFC shall abide by the Fund's instructions for granting or denying the inspection; provided, however, FFC may grant the inspection without such instructions if it is advised by counsel to FFC that failure to do so will result in liability to FFC.

         SECTION 11.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS.

         (a) Shares shall be issued to investors at the net asset value next determined after FFC receives a completed purchase order.

         (b) A purchase order shall be complete when FFC receives:

               (1) an instruction directing investment in a Series or Class of a Series of the Fund;

               (2) a check or wire in the amount designated in the instruction; and,

               (3) in the case of an initial purchase, a completed account application; or,

               (4) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

         (c) Shares issued after receipt of a completed purchase order shall be eligible to receive dividend and capital gain distributions:

               (1) in the case of Series that do not declare dividends daily, on the next Fund Business Day after FFC receives the completed purchase order;

               (2) in the case of Series that are money market funds, on the same Fund Business Day as FFC receives Federal Funds; and,

               (3) in the case of Series, other than money market funds, that declare dividends daily, on the next Fund Business Day after FFC receives Federal Funds.

         (d) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless such other times shall be noted in a
Prospectus:

               (1)  for a wire received, at the time of the receipt of the wire;

               (2) for a check drawn on a member bank of the Federal Reserve System and received prior to 12:00 noon, Eastern time on a Fund Business Day, on the Fund Business Day following receipt;

               (3) for a check drawn on a member bank of the Federal Reserve System and received at or after 12:00 noon, Eastern time on a Fund Business Day, on the second Fund Business Day following receipt; and

               (4) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as the Transfer Agent actually receives Federal funds in respect of that check.

SECTION 12.  COMPUTATION OF NET ASSET VALUE; CONFIRMATIONS.

         (a) On each Fund Business Day, as soon as possible after each Valuation Time for a Series, FFC shall obtain from the Fund Accountant a quotation (on which it may conclusively rely) of the net asset value for each Class of the Series as of that Valuation Time. FFC shall use the net asset value determined as of the Valuation Time to compute the number of Shares of each Class of a Series to be purchased and the aggregate purchase proceeds to be deposited with the Custodian based on the completed purchase orders received by FFC on that day prior to the Valuation Time for the Series. FFC shall thereupon pay the Custodian the aggregate net asset value of shares of each Class of the Series purchased for which payment has been received by FFC.

         (b) As necessary but no more frequently than once daily (unless a more frequent basis is agreed to by FFC), FFC shall issue the proper number of Shares to be purchased pursuant to subsection (a) above. Promptly thereafter FFC shall send written confirmation of such purchase to the Custodian and the Fund or Fund Accountant.

         (c) FFC shall also credit each Shareholder's separate account with the number of Shares purchased by such Shareholder. FFC shall promptly thereafter mail written confirmation of the purchase to each Shareholder and to the Fund if requested. Each confirmation shall indicate the prior Share balance, the new Share balance, the amount invested and the price paid for the newly-purchased Shares.

         SECTION 13. SHARE REDEMPTIONS. Prior to each Valuation Time for a Series on each Fund Business Day, as specified in accordance with Section 11, FFC shall process all requests to redeem Shares of each Series or Class of the Series in accordance with Section 8. Upon confirmation of the net asset value by the Fund Accountant, FFC shall notify the Fund and the Custodian of the redemption amount, apply the redemption proceeds in accordance with Section 13 and the Prospectus, record the redemption in the stock registry books, and debit the redeemed Shares from the Unissued Certificates Account, if appropriate, and the account of the Shareholder, and mark "cancelled" or destroy any Share Certificates evidencing the redeemed shares.

         In lieu of carrying out the redemption procedures described in the preceding paragraph, FFC may, at the request of the Fund, sell Shares of each class of each Series to the Fund as repurchases from Shareholders, provided that the sale price is not less than the applicable redemption price. The redemption procedures shall then be appropriately modified. The Fund may authorize FFC by Written Instruction to effect any redemptions upon provision of an indemnity satisfactory in form to FFC.


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         SECTION 14.  REDEMPTION  PROCEEDS.  The  proceeds  of  redemption shall be remitted by FFC in  accordance with the Prospectus as follows:

         (a) By check mailed to the Shareholder at the Shareholder's address of record. The redemption request and Share Certificates, if any, for Shares being redeemed must reflect a guarantee of the owner's signature as described in
Section 22; or

         (b) By other procedures commonly followed by mutual funds, as set forth in the Prospectus and in a Written Instruction from the Fund and mutually agreed upon by the Fund and FFC. For purposes of redemption of shares of any Class of any Series that have been purchased by check within fifteen (15) days prior to receipt of the redemption request, the Fund shall provide FFC with Written Instructions concerning the time within which such requests may be honored. The authority of FFC to perform its responsibilities under Sections 12 and 13 shall be suspended if FFC receives notice of the suspension of the determination of the Fund's net asset value.

         SECTION 15. DIVIDENDS. Upon the declaration with respect to a Series or Class of a Series of each dividend and capital gain distribution by the Board, the Fund shall notify FFC of the date of such declaration, the amount payable per Share, the record date for determining the Shareholders entitled to payment, and the payment and reinvestment date. On or before each payment date the Fund will transfer, or cause the Custodian to transfer, to FFC the total amount of the dividend or distribution currently payable. FFC will, as of the ex-dividend date, reinvest all dividends and distributions in additional Shares of the same Series or Class of a Series and promptly mail to each Shareholder at his address of record, a statement showing the number of Shares (rounded to three decimal places) of that Class then owned by the Shareholder and the net asset value of such Shares, or transmit such information in accordance with any arrangement between the Shareholder and FFC; provided, however, that if a Shareholder elects to receive dividends and distributions in cash, FFC shall prepare a check in the appropriate amount and mail it to the Shareholder at the Shareholder's address of record within five (5) Fund Business Days after the designated payment date or transmit the appropriate amount in Federal funds in accordance with any arrangement between the Shareholder and FFC.

         SECTION 16.  BOOKS AND RECORDS.

         (a) The Fund shall deliver or cause to be delivered over to FFC (i) an accurate list of Shareholders of the Fund, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding Share Certificates or by non-certificated Share accounts and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by FFC under this Agreement (collectively referred to as the "Materials"). The Fund shall indemnify and hold harmless FFC from and against any and all losses, claims, damages, liabilities or expenses arising out of or in connection with any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Fund to provide any portion of the Materials or to provide any information in the Fund's possession needed by FFC to knowledgeably perform its functions.

         (b) FFC shall prepare and maintain or cause to be prepared and maintained records in such form for such periods and in such locations as may be required by applicable regulations, all documents and records relating to the services provided to the Fund pursuant to this Agreement required to be maintained pursuant to the Act, rules and regulations of the Securities and Exchange Commission, the Internal Revenue Service and any other national, state or local government entity with jurisdiction over the Fund. The books and records pertaining to the Fund which are in possession of FFC shall be the property of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during FFC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided promptly to the Fund or the Fund's authorized representatives. In the event the Fund designates a successor to any of FFC's obligations hereunder, FFC shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by FFC under this Agreement.

         SECTION 17. COOPERATION WITH INDEPENDENT ACCOUNTANTS. FFC shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

         SECTION 18. OTHER SERVICES. In addition to the services described above, FFC will perform other services for the Fund as mutually agreed upon in writing from time to time, including but not limited to preparing and filing federal tax forms with the Internal Revenue Service, mailing federal tax information to Shareholders, mailing Shareholder reports, preparing the annual list of Shareholders, mailing notices of Shareholders' meetings, proxies and proxy statements and tabulating proxies. FFC shall answer certain Shareholder inquiries related to their share accounts and other correspondence requiring an answer from the Fund.

         SECTION 19. SERVICE DAYS. Nothing contained in this Agreement is intended to or shall require FFC, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

         SECTION 20. COMPENSATION. The Fund agrees to pay to FFC compensation for its services as set forth in Appendix B attached hereto, or as shall be set forth in written amendments to Appendix B approved by the Fund and FFC from time to time. These fees shall be paid monthly in advance. Fees will begin to accrue for each Series on the latter of the effective date of this Agreement or the date of commencement of operations of such Series.

         FFC shall be reimbursed for its out of pocket and ancillary costs incurred in providing any transfer agency services hereunder, including the cost of (or appropriate share of the cost of): (i) any and all forms and stationery used or specially prepared for the purpose; (ii) postage; (iii) telephone services; (iv) bank fees; (v) electronic or facsimile transmission; and (vi) any items the Fund is responsible for as described in the Fund's agreements with FFC, Forum Financial Services, Inc., Schroder Capital Management International Inc., or Schroder Capital Distributors

Inc. The Fund shall reimburse FFC for all expenses and employee time attributable to any review of the Fund's accounts and records by the Fund's independent public accountants or any regulatory body outside of routine and normal periodic reviews. In the event that this agreement is terminated and a successor transfer agent is appointed, FFC shall be reimbursed for reasonable charges and disbursements associated with promptly transferring to the successor transfer agent the original or copies of all books and records maintained by FFC hereunder, and cooperating with, and providing reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.

         Except as permitted by this Agreement with regard to indemnity, the foregoing shall be full and complete compensation and reimbursement for all FFC's expenses incurred in connection with the services contemplated by this Agreement, and FFC shall be entitled to no additional expense reimbursement or other payments of any nature.

         SECTION 21. TAXES. FFC shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Fund or any Shareholder, excluding taxes assessed against FFC for compensation received by it hereunder.

         SECTION 22. STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION. FFC, in performing under the terms and conditions of this Agreement, shall use its best judgment and efforts in rendering the services described herein, and shall incur no liability for its status hereunder or for any reasonable actions taken or omitted in good faith. As an inducement to FFC's undertaking to render these services, the Fund hereby agrees to indemnify and hold harmless FFC, its employees, agents, officers and trustees, from any and all loss, liability and expense, including any legal expenses, arising out of FFC's performance under this Agreement, or status, or any act or omission of FFC, its employees, agents, officers and trustees; provided that this indemnification shall not apply to FFC's actions taken or failures to act in cases of FFC's own bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement; and provided further that FFC shall give the Fund notice and reasonable opportunity to defend against any such loss, claim, damage, liability or expense in the name of the Fund or FFC, or both. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim or demand, and to retain counsel of good standing chosen by the Fund and approved by FFC, which approval shall not be withheld unreasonably. In the event the Fund does elect to assume the defense of any such suit and retain counsel of good standing approved by FFC, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case FFC does not approve of counsel chosen by the Fund or FFC has been advised that it may have available defenses or claims which are not available or conflict with those available to the Fund, the Fund will reimburse FFC, its officers or trustees or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any one law firm retained as counsel by FFC or them. FFC may, at any time, waive its right to indemnification hereunder and assume its own defense.

Without limitation of the foregoing:

                  (a) FFC may rely upon the advice of the Fund or counsel to the Fund or FFC, and upon statements of accountants, brokers and other persons believed by FFC in good faith to be expert in the matters upon which are consulted. FFC shall not be liable for any action taken in good faith reliance upon such advice or statements;

                  (b) FFC shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions or certified copy of any resolution of the Board; provided, however, that upon receipt of a Written Instruction countermanding a prior Instruction that has not been fully executed by FFC, FFC shall verify the content of the second Instruction and honor it, to the extent possible. FFC may rely upon the genuineness of any such document, or copy thereof, reasonably believed by FFC in good faith to have been validly executed;

                  (c) FFC may rely, and shall be protected by the Fund in acting, upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; and

                  (d) FFC may, with the consent of the Fund, which consent shall not be withheld unreasonably, subcontract the performance of all, or any portion of, the services to be provided hereunder with respect to any Shareholder or group of Shareholders to any Processing Organization or agent of FFC and may reimburse any such Processing Organization or agent for the services it performs; provided that no such reimbursement will increase the amount payable by the Fund pursuant to this Agreement.

         SECTION 23. SIGNATURE GUARANTEES. Upon receipt of Written Instructions, FFC is authorized to make payment upon redemption of Shares or otherwise effect any transaction or class of transaction without a signature guarantee, and the Fund hereby agrees to indemnify and hold FFC harmless from any and all expenses, damages, claims, suits, liabilities, actions, demands or losses whatsoever arising out of or in connection with such payment or transactions if made in accordance with such Written Instructions. Signature guarantees may be provided by any eligible institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, that is authorized to guarantee signatures, and is acceptable to FFC.

         SECTION 24. ADOPTION OF PROCEDURES. The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and FFC may conclusively rely on the determination of the Fund that any procedure that has been approved by the Fund does not conflict with or violate any requirement of its Trust Instrument or Registration Statement, or any rule, regulation or requirement of any regulatory body.

         SECTION 25. BOARD RESOLUTIONS. The Fund shall file with FFC a certified copy of the operative resolution of the Board authorizing the execution of Written Instructions or the transmittal of Oral Instructions.

     SECTION 26. RETURNED CHECKS. In the event that any check or other order for the payment of money is returned unpaid for any reason, FFC shall promptly notify the Fund of the non-payment.

         SECTION 27. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person, or by first-class mail, postage prepaid, or by overnight or two-day private mail service to the respective party. Notice to the Fund shall be given as follows until further notice:

                  Schroder Capital Funds (Delaware)
                  787 Seventh Avenue .
                  New York, New York 10019

Notice to FFC shall be given as follows until further notice:

                  Forum Financial Corp.
                  Two Portland Square
                  Portland, Maine 04101

         SECTION 28. REPRESENTATIONS AND WARRANTIES. The Fund represents and warrants to FFC that the execution and delivery of this Agreement by the undersigned officer of the Fund has been duly and validly authorized by resolution of the Board. FFC represents and warrants to the Fund that the execution and delivery of this Agreement by the undersigned officer of FFC has also been duly and validly authorized.

         SECTION 29.  EFFECTIVENESS, DURATION AND TERMINATION.

      EFFECTIVENESS. This Agreement shall become effective as of the date first above written with respect to existing series of the Fund, and shall relate to every other Series as of the date on which the Fund's Registration Statement relating to the shares of such Series becomes effective.

      DURATION.  This Agreement  shall remain in effect indefinitely.

      TERMINATION This Agreement may be terminated with respect to any Series, or Class thereof, without the payment of any penalty, (i) by a vote of a majority of the Fund's Board on 60 days' written notice to FFC or (ii) by FFC on not less than 60 days' written notice to the Fund. Such termination shall be effective as of the date specified in the notice. Upon receiving notice of termination by FFC, the Fund shall use its best efforts to obtain a successor transfer agent. Upon receipt of written notice from the Fund of the appointment of the successor transfer agent and Oral or Written
     Instructions, and upon payment to FFC of all fees owed through the effective termination date, and reimbursement for reasonable charges and disbursements (as described in Section 19), FFC shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by FFC hereunder including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities. For so long as FFC continues to perform any of the services contemplated by this Agreement after termination of this Agreement (as agreed to by the Fund and FFC), the provisions of Sections 19 and 21 hereof shall continue in full force and effect.

         SECTION 30.  MISCELLANEOUS.

               a) MODIFICATIONS AND AMENDMENTS. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

               b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

               c) CONSTRUCTION IF PROVISION DEEMED ILLEGAL OR INVALID. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

               d) SECTION AND PARAGRAPH HEADINGS. Section and Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

               e) NOTICES. Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

               f) SUCCESSORS AND ASSIGNS. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of FFC, or by FFC, without the written consent of the Fund authorized or approved by a resolution of the Board.

               g) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                               SCHRODER CAPITAL FUNDS (DELAWARE)


                                                      /S/ LAURA E. LUCKYN-MALONE
                                                      ------------------------
                                                      Laura E. Luckyn-Malone


                                               FORUM FINANCIAL CORP.


                                                      /S/ JOHN Y. KEFFER
                                                      ------------------------
                                                      John Y. Keffer, President

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX A
                               FUNDS OF THE TRUST

----------------------------------------------------------------------
                                FUND
----------------------------------------------------------------------
                        AS OF MARCH 15, 1996
----------------------------------------------------------------------
----------------------------------------------------------------------
       Schroder Emerging Markets Fund Institutional Portfolio
                     Schroder International Fund
                    Schroder Latin American Fund
                Schroder Global Asset Allocation Fund
                Schroder U.S. Smaller Companies Fund
            Schroder International Smaller Companies Fund
----------------------------------------------------------------------
----------------------------------------------------------------------
                       AS OF NOVEMBER 26, 1996
----------------------------------------------------------------------
----------------------------------------------------------------------
                      Schroder U.S. Equity Fund
                   Schroder Emerging Markets Fund
                    Schroder European Growth Fund
                         Schroder Asia Fund
                         Schroder Japan Fund
                    Schroder United Kingdom Fund
----------------------------------------------------------------------
----------------------------------------------------------------------
                         AS OF MARCH 5, 1997
----------------------------------------------------------------------
----------------------------------------------------------------------
                     Schroder Cash Reserves Fund
                  Schroder International Bond Fund
----------------------------------------------------------------------
----------------------------------------------------------------------
                         AS OF JUNE 4, 1997
----------------------------------------------------------------------
----------------------------------------------------------------------
                       Schroder Micro Cap Fund
----------------------------------------------------------------------

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B


         For its services hereunder, FFC will receive fees calculated as follows: (i) a fee of $12,000 per year with respect to each series, such amounts to be computed and paid monthly in advance by the Fund; (ii) Annual Shareholder Account Fees of $25.00 per shareholder account; such fees to be paid monthly and computed as of the last business day of the prior month; (iii) for series with multiple share classes, an additional fee of $12,000 per additional class per year; and (iv) out-of-pocket expenses billed at cost.

         The rates set forth above shall remain fixed through December 31, 1995. On January 1, 1996, and on each successive January 1, the rates shall be adjusted to reflect changes in the Consumer Price Index for the preceding calendar year, as published by the U.S. Department of Labor, Bureau of Labor Statistics.